Exhibit 10.5

Dated 23 April 2024 AGREEMENT FOR THE SALE AND PURCHASE OF THE ENTIRE SHARE CAPITAL OF EIGHT VODKA LIMITED between (1) JASON DRUMMOND and (2) JUAN VINTIMILLA and (3) ROGUE BARON PLC

CONTENTS

CLAUSE		PAGE
1	DEFINITIONS AND INTERPRETATION	1
2	SALE AND PURCHASE	3
3	CONSIDERATION	4
4	CONDITIONS	4
5	RESCISSION	5
6	COMPLETION	6
7	WARRANTIES	7
8	RESTRICTIVE COVENANTS	7
9	FURTHER UNDERTAKINGS AND OBLIGATIONS OF THE SELLERS	8
10	LOCKIN	9
11	CONFIDENTIAL INFORMATION	11
12	SELLERS’ REPRESENTATIVE	11
13	NOTICES	12
14	GENERAL	13
SCHEDULE 1 - THE SELLERS		15
SCHEDULE 2 - IP REGISTER		15

THIS AGREEMENT is made on	23 April 2024

BETWEEN:

(1)	JASON DRUMMOND, of 24 Hesper Mews, London, SW5 0HH (“Jason”);

(2)	JUAN VINTIMILLA, of 24 Hesper Mews, London, SW5 0HH (“Juan”) and, together with Jason, the “Sellers”); and

(3)	ROGUE BARON PLC, a company registered in England and Wales with company number 11726624, whose registered office is at 78 Pall Mall, St James's, London, SW1Y 5ES (“Buyer”).

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	In this agreement, including the schedule, the following words and expressions have the following meanings unless the context otherwise requires:

Admission means the admission of the Consideration Shares to trading on AQSE becoming effective in accordance with the AQSE Rules;

AQSE means the multilateral trading facility operated by Aquis Stock Exchange Limited that is registered as an SME Growth Market in accordance with article 33 of MiFID;

AQSE Rules means the rules of the Access segment of AQSE revised in December 2021, as revised or amended from time to time;

Assignment Agreement means the assignment agreement to be entered into between the Sellers (as assignors) and the Company (as assignee) on or around the date of Completion and assigning all intellectual property rights used by the Company in relation to its business but registered in the name of either of the Sellers, including but not limited to the Trade Mark numbered UK00003356518;

Business Day means a day other than a Saturday or Sunday or public holiday in England;

Buyer Shares means the ordinary shares of £0.001 each in the capital of the Buyer;

Buyer’s Solicitors means Hill Dickinson LLP of The Broadgate Tower, 20 Primrose Street, London EC2A 2EW;

Company means Eight Vodka Limited, a company registered in England and Wales with company number 11667394, whose registered office is at 100 Liverpool Street, London, United Kingdom, EC2M 2AT;

Completion means completion of the sale and purchase of the Shares in accordance with this agreement;

Conditions means the conditions set out in clause 4.1 and Condition means any one of them;

Confidential Information means all trade secrets, data, know how and other such information (in whatever form held including written, oral, visual and electronic) which is for the time being not publicly known which is used in, or otherwise relates to, any part of the Company’s business [including (i) any goods manufactured and/or sold, or services rendered by, the Company, (ii) the operations, management, administration or other financial affairs of the Company, (iii) the sale or marketing of any of the goods manufactured and/or sold, or services rendered by, the Company or (iv) any intellectual property rights (of whatever nature) owned and/or used by the Company;

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Consideration means the total consideration payable by the Buyer to the Seller for the sale of the Shares, as set out in clause 3.1;

Consideration Shares means such number of Buyer Shares as equals the Consideration divided by the Issue Price;

CTA2010 means the Corporation Tax Act 2010;

Derived Shares means all Buyer Shares and/or securities exchangeable for or convertible into shares in the capital of the Buyer or arising from any capitalisation, issue or any consolidation or sub-division of the Buyer's share capital to the extent that the entitlement to such Buyer Shares or securities arises by reference to any Locked Shares;

Due Proportion means the respective proportions shown in column (4) of the schedule being the proportions in which the Shares are held by the Sellers;

Encumbrance means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, right of set-off, third-party right or interest, assignment by way of security, other encumbrance or security interest of any kind or another type of preferential arrangement (including a title transfer or retention arrangement) having similar effect howsoever arising;

Hard Lock Date means the date that is the first anniversary of Completion;

Issue Price means £0.005;

Locked Shares means the Consideration Shares and all Derived Shares;

Long-Stop Date means 30/06/2024;

Restricted Period means the period of 1 years from the date of Completion;

Share Transfer means the transfer of the legal and/or beneficial ownership (or any Interest therein) in a Locked Share and/or the grant of an option to acquire the legal and/or beneficial ownership (or any Interest therein) in such Locked Share and the following shall be deemed (but without limitation) to be a transfer of a Locked Share:

(a)	any direction (by way of renunciation or otherwise) by a Seller entitled to an allotment or issue of any Locked Share that such Locked Share be allotted or issued to some person other than himself;

(b)	any sale or other disposition of any legal and/or equitable interest in a Locked Share (including any voting right attached thereto) and whether or not by the registered holder thereof and whether or not for consideration or otherwise and whether or not effected by an instrument in writing; and

(c)	any grant of a legal or equitable mortgage or charge over any Locked Share; and

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Shares means 1,000 ordinary shares of £1 each in the capital of the Company, comprising the whole of the share capital of the Company.

1.2	In this agreement, a reference to:

1.2.1	a document in the “agreed form” is a reference to a document in a form approved and, for the purposes of identification, signed by or on behalf of each party;

1.2.2	a statutory provision includes a reference to the statutory provision as replaced, modified or re-enacted from time to time before or after the date of this agreement and any subordinate legislation made under the statutory provision before or after the date of this agreement and includes any statute, statutory provision or subordinate legislation that it amends or re-enacts;

1.2.3	a person includes a reference to an individual, body corporate, association, government, state, agency of state or any undertaking (whether or not having a legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

1.2.4	a party means a party to this agreement and includes its permitted assignees and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his estate and personal representatives;

1.2.5	a clause or paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph or schedule of this agreement; and

1.2.6	this agreement or any provision of this agreement or any document are to this agreement, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms of this agreement or that document or with the agreement of the relevant parties.

1.3	The contents table and headings in this agreement are for convenience only and do not affect its interpretation.

1.4	Words importing the singular include the plural and vice versa and words importing a gender include every gender.

1.5	All agreements, obligations and liabilities on the part of the Sellers or any two or more of the Sellers contained in or arising under this agreement are joint and several and shall be construed accordingly.

1.6	Any question as to whether a person is connected with another shall be determined in accordance with section 1122 of CTA2010 (except that in construing section 1122 control has the meaning given by section 1124 or section 450 of that Act so that there is control whenever section 1122 or 450 requires) which shall apply in relation to this agreement as it applies in relation to that Act.

2	SALE AND PURCHASE

2.1	Each of the Sellers sell with full title guarantee and free from any Encumbrance, and the Buyer shall purchase, the number of Shares set opposite the name of that Seller in column (2) of the schedule.

2.2	Section 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 shall have no effect for the purposes of this agreement.

2.3	Title to, beneficial ownership of and any risk attaching to the Shares shall pass to the Buyer on Completion and the Shares shall be sold and purchased together with all rights and benefits attached to or accruing to them at or at any time after Completion.

2.4	The Buyer shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

2.5	Each of the Sellers irrevocably waives any right of pre-emption or other right or restriction on transfer in respect of any of the Shares conferred on him (whether under the articles of association of the Company or otherwise) and shall procure the irrevocable waiver of any such right or restriction conferred on any other person who is not a party to this agreement.

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3	CONSIDERATION

3.1	The aggregate Consideration shall be the sum of £70,000, which shall be satisfied in full by the allotment and issue of the Consideration Shares by the Buyer to the Sellers in the Due Proportions on Completion in accordance with clause 6, credited as fully paid.

3.2	As between themselves the Sellers shall be entitled to the Consideration in the Due Proportions.

3.3	In the absence of any other written agreement between the parties in relation thereto, the parties agree that any sum due from one party to the other pursuant to any provision of this agreement may be paid by telegraphic transfer of funds to the receiving party’s solicitors whose receipt shall constitute a full discharge of the paying party’s obligation to make any such payment and the paying party shall not be concerned with the application of any such amount.

4	CONDITIONS

4.1	Completion of the sale and purchase of the Shares pursuant to this agreement is conditional on the following conditions being satisfied or waived by the parties on or before the Long-Stop Date:

4.1.1	the Buyer conducting, and being satisfied with the results of, technical, financial, legal, taxation and commercial investigations into the Company and its assets, that will include such reports and investigations reasonably required by the Buyer in a form acceptable to the Buyer and its advisers;

4.1.2	this agreement not having been terminated in accordance with its terms.

4.2	The Buyer shall:

4.2.1	use its reasonable endeavours to procure the satisfaction of each of the Conditions set out in this clause 4 as soon as possible but in any event before the Long-Stop Date;

4.2.2	notify the Seller immediately upon the satisfaction of any of those Conditions; and

4.2.3	provide to the Seller evidence (in such form and substance as the Seller may reasonably require) of the satisfaction of such Conditions.

4.3	The Seller shall:

4.3.1	use its reasonable endeavours to procure the satisfaction of each of the Conditions set out in clauses 4 as soon as possible but in any event before the Long-Stop Date;

4.3.2	Immediately upon signing of this agreement Juan Vintimilla will transfer the trademark of Eight Vodka in Ecuador to Rogue Baron Plc.

4.3.3	notify the Buyer immediately upon the satisfaction of any of those Conditions; and

4.3.4	provide to the Buyer evidence (in such form and substance as the Buyer may reasonably require) of the satisfaction of such Conditions.

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4.4	Each of the Buyer and the Seller shall provide to the other such reasonable assistance as the other may require in the performance of their respective obligations under clauses 4.2 and 4.3. The Buyer and the Seller agree that all requests and enquiries in relation to this agreement from any relevant authority or regulatory body received by one party shall immediately be copied to the other and shall be dealt with by the Buyer and the Seller in consultation with each other.

4.5	If at any time the Seller or the Buyer becomes aware of a fact or circumstance that might prevent a Condition being satisfied, it shall immediately inform the other party by notice.

4.6	At any time the Buyer may waive a Condition set out in clause 4.1 by notice to the Seller in writing, on such terms as the Buyer may decide.

4.7	If any Condition has not been satisfied or waived by 5pm on the Long-Stop Date, the Buyer may on that date by notice to the Seller in writing select an alternative Long-Stop Date, except that the Buyer may not exercise its right under this clause 4.7 more than once without the Seller’s consent. If the Buyer selects an alternative Long-Stop Date in accordance with this clause 4.7, the provisions of this agreement shall apply as if that other date is the Long-Stop Date.

4.8	If any of the Conditions is not satisfied or waived on or before the Long-Stop Date, each party’s further rights and obligations under this agreement shall immediately terminate provided that:

4.8.1	termination does not affect a party’s accrued rights, liabilities and obligations at the date of termination;

4.8.2	the obligations of the parties under clauses 10 to 14 (inclusive) shall remain in full force and effect; and

4.8.3	the Seller shall on demand, and without prejudice to any other right or remedy, reimburse to the Buyer all its costs and expenses (including legal and other professional costs and expenses and any VAT thereon) incurred in relation to its investigation of the Company and the negotiation, preparation, execution or termination of this agreement and all documents in the agreed form or required to be entered into pursuant to this agreement up to a maximum amount of £500.

5	RESCISSION

5.1	The Buyer shall be entitled to rescind this agreement by written notice to the Sellers Representative if at any time before Completion:

5.1.1	any act or omission or event shall be discovered which renders any Warranty untrue, materially inaccurate or materially misleading as at the date of this agreement;

5.1.2	any act, omission or event shall occur which renders any Warranty untrue, materially inaccurate or materially misleading if the Warranties were to be repeated on the date of such act, omission or event; or

5.1.3	any other event occurs which has, or is likely to have, a material adverse effect on the Company or the Buyer.

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6	COMPLETION

6.1	Subject to satisfaction of the Conditions, completion shall take place at the office of the Buyer’s Solicitors on the fourth Business Day after the date on which the last of the Conditions to be satisfied or waived is satisfied or waived, when each of the following matters shall occur:

6.1.1	the Sellers shall deliver to the Buyer:

6.1.1.1	a copy of the Assignment Agreement fully executed by the relevant Seller(s);

6.1.1.2	executed transfers transferring the Shares to the Buyer or its nominee;

6.1.1.3	the share certificates for the Shares or an indemnity in the agreed form in respect of any missing certificates;

6.1.1.4	any waiver, consent or other document necessary to give the Buyer or its nominee(s) full legal and beneficial ownership of the Shares;

6.1.1.5	a letter, executed as a deed and in the agreed form, from each relevant Seller resigning as a director and/or as the secretary of the Company;

6.1.1.6	a letter from each of the persons who are named in the Register of People with Significant Control of the Company as a person with significant control or a relevant legal entity confirming that they have ceased to be a registrable person (within the meaning of section 790C of the Act) in relation to the Company;

6.1.1.7	each register, minute book and other book required to be kept by the Company under the Companies Act 2006 (in each case written up to completion), each certificate of incorporation and certificate of incorporation on change of name for the Company and the common seal (if any) of the Company,

6.1.2	the Sellers shall procure that a meeting of the board of directors of the Company is held at which the directors shall:

6.1.2.1	vote in favour of the registration of the Buyer or its nominee(s) as member(s) of the Company in respect of the Shares (subject to the production of properly stamped transfers);

6.1.2.2	accept the resignations referred to in clause 6.1.1.5 above; and

6.1.2.3	approve any other matter reasonably required by the Buyer;

6.1.3	upon completion of the matters referred to in clauses 6.1.1 and 6.1.2, the Buyer shall:

6.1.3.1	procure that a board meeting of the Buyer is held at which it is resolved to allot the Consideration Shares to the Sellers conditional only on Admission of the Consideration Shares to trading on AQSE;

6.1.3.2	procure that all necessary regulatory filings and applications are made in respect of the allotment of the Consideration Shares in order that they are admitted to trading on AQSE as soon as practicable following Completion; and

6.1.3.3	instruct the Buyer’s share registrars to carry out such actions as are required so that each Seller is registered in the register of members of the Buyer as the holder of the Consideration Shares allotted to it and share certificates are issued to each Seller or such Consideration Shares are credited to the CREST accounts notified by the Sellers to the Buyer without delay.

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7	WARRANTIES

7.1	Each of the Sellers jointly and severally warrant to the Buyer that:

7.1.1	They have full power and authority and has taken all action necessary to enable to enter into and perform this agreement;

7.1.2	this agreement constitutes valid legal and binding obligations on [him/it] in accordance with its terms;

7.1.3	They are the only legal and beneficial owner of [the number of Shares specified opposite his name in the schedule

7.1.4	the Shares which comprise the whole of the Company’s share capital, have been properly allotted and issued and are fully paid or credited as fully paid;

7.1.5	there is no Encumbrance, nor is there any agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the Shares;

7.1.6	there is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against the Sellers in relation to any of the Shares or in relation to the Seller’s entitlement to dispose of any of the Shares and so far as the Sellers are aware there is no fact or circumstance which might give rise to any such proceedings or dispute;

7.1.7	the Seller is able to pay any debts (within the meaning of section 268 Insolvency Act 1986) and no bankruptcy order has been made in respect of any Seller nor has any petition been presented to make any of the Sellers bankrupt and

7.1.8	the Seller is not insolvent or unable to pay its debts (within the meaning of section 123 of the Insolvency Act 1986), no order or application has been made or resolution passed for the winding up of the Seller or for the appointment of a provisional liquidator to the Seller or for an administration order or the appointment of an administrator in respect of the Seller and no action is being taken to strike the Seller off the register.

7.2	Each of the warranties in clause 7.1 is to be construed independently and is not limited by the terms of any of the other warranties or any other provision of this agreement.

7.3	No knowledge relating to the Company or the Shares (actual, constructive or imputed) shall prevent or limit a claim made by the Buyer for breach of clause 7.1.

8	RESTRICTIVE COVENANTS

8.1	Each of the Sellers severally undertakes with the Buyer (for itself and for the benefit of the Company) that he will not, either solely or jointly with or through any other person, on his own account or as agent, manager, advisor or consultant for any other person or otherwise howsoever:

8.1.1	during the Restricted Period carry on or be engaged, concerned or interested in, or assist, a business which competes, directly or indirectly, with a business of the Company as operated at the date of Completion in a territory in which such business is operated at that date;

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8.1.2	during the Restricted Period solicit custom or business from any person in respect of goods and/or services competitive with those manufactured and/or supplied by the Company during the period of 12 months prior to the date of Completion, such person having been a customer of the Company in respect of such goods and/or services during such period;

8.1.3	during the Restricted Period accept custom or business from any person in respect of goods and/or services competitive with those manufactured and/or supplied by the Company during the period of 12 months prior to the date of Completion, such person having been a customer of the Company in respect of such goods and/or services during such period;

8.1.4	during the Restricted Period place custom or business with any person in respect of goods and/or services the same as or similar to those supplied to the Company during the period of 12 months prior to the date of Completion, such person having been a supplier to the Company in respect of such goods and/or services during such period, where the placing of such custom or business causes or would cause such person to cease supplying, or to materially reduce its supply of, those goods and/or services to the Company;

8.1.5	during the Restricted Period induce, solicit or endeavour to entice to leave the service or employment of the Company any person who, during the period of 12 months prior to the date of Completion, was an employee of the Company occupying a senior, managerial, technical, sales or research position or was a consultant of the Company or carried out duties for and on behalf of the Company and who (in any such case) is in possession of Confidential Information or able to influence the client, customer, supplier or other relationships or connections of the Company; or

8.1.6	during the Restricted Period employ any person who, during the period of 12 months prior to the date of this agreement, was an employee of the Company occupying a senior, managerial, technical, sales or research position or was a consultant of the Company or carried out duties for and on behalf of the Company and who (in any such case) is in possession of Confidential Information or able to influence the client, customer, supplier or other relationships or connections of the Company.

8.2	Each restriction in clause 8.1 constitutes an entirely independent restriction on the Seller[s] and if one or more of the restrictions is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, or unenforceable in whole or in part for any reason, the remaining restrictions or parts thereof (as appropriate) shall continue to bind the Seller[s].

8.3	The Sellers, having taken independent advice, agree that the restrictions in clause 8.1 are reasonable and entered into for the purpose of protecting the goodwill of the Company. If, however, any restriction in clause 8.1 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

8.4	Each of the Sellers shall procure that any person connected with him complies with the restrictions set out in clause 8.1.

9	FURTHER UNDERTAKINGS AND OBLIGATIONS OF THE SELLERS

9.1	Waiver of claims

Each of the Sellers confirms that at the date of this agreement:

9.1.1	neither they nor any person connected with them has any claim against the Company on any account whatsoever;

9.1.2	there are no agreements or arrangements under which the Company has any actual, contingent or prospective obligation to or in respect of them or any person connected with them and

9.1.3	any claim which they or any person connected with them has against the Company is hereby waived in full, any obligation owed to them or any such connected person by the Company is hereby released and they indemnify the Buyer and the Company against any loss, liability or cost incurred in connection with any such claim or obligation.

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9.2	Further assurance

The Sellers covenant with the Buyer that they will at their own cost do everything possible to give the Buyer full and unrestricted legal and beneficial title to the Shares and to give effect to the provisions of this agreement including, on receiving the Buyer’s reasonable request:

9.2.1	doing and executing, or arranging for the doing and executing of, each act, document and thing necessary to implement this agreement; and

9.2.2	giving to the Buyer all information they possess or to which they have access relating to the Company’s business and allowing the Buyer to copy any document containing that information.

9.3	Dealing with Shares pending registration

The Sellers undertake to the Buyer that for so long they remain the registered holder of any of the Shares after Completion they will:

9.3.1	hold the Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for the Buyer;

9.3.2	deal with and dispose of the Shares and all such dividends, distributions and rights as the Buyer may direct;

9.3.3	vote at all meetings which they shall be entitled to attend as the registered holder of the Shares in such manner as the Buyer shall direct; and

9.3.4	execute all instruments of proxy or other documents which the Buyer may require to enable the Buyer to attend and vote at any such meeting,

and, for the purpose of giving effect to this clause 9.3, each of the Sellers hereby appoints the Buyer (acting by any of its directors from time to time) to be their attorney in their name and on their behalf to exercise all or any of the rights in relation to the Shares as the Buyer in its absolute discretion sees fit from Completion to the day on which the Buyer or its lawful nominee is registered in the register of members of the Company as the holder of the relevant Shares.

10	LOCKIN

10.1	Subject to and conditional upon Completion, each of the Sellers hereby severally undertakes to the Buyer not to, and to procure that his associates shall not, enter into any agreement to give effect to a Share Transfer at any time prior to the Hard Lock Date.

10.2	The provisions of clause 10.1 shall not apply to a Share Transfer:

10.2.1	made with the prior written approval of the Buyer (which approval may be granted or declined at their absolute discretion);

10.2.2	by the personal representatives of the Sellers if he shall die during the period of such restrictions provided that the sale of any shares in the Buyer by such personal representatives pursuant to this sub-clause shall be effected in accordance with the reasonable requirements of the Buyer, so as to ensure an orderly market for the Buyer Shares;

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10.2.3	pursuant to acceptance of an offer to acquire all the shares, or all the shares of any class or classes, in the Buyer (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class and, subject to such offer and acceptance complying with the AQSE Rules and any other applicable rules and/or regulations, execution of an irrevocable commitment to accept such an offer shall be deemed to be an acceptance of an offer for the purposes of this clause 10.2.3;

10.2.4	with the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed) by way of gift to a family member or to trustees for the Sellers and/or his/her family members or any of them provided always that any transferee shall undertake to the Buyer, by deed in a form reasonably acceptable to all of them to comply with all liabilities and obligations of the transferor under this agreement;

10.2.5	by the Sellers for the purpose of effecting the appointment of a new trustee or for the purposes of retiring as a trustee in accordance with the trust terms, provided that such new trustee, before registration of any transfer of such shares to such new trustee, shall undertake to the Buyer by deed in a form reasonably acceptable to all of them to comply with all liabilities and obligations of the transferor under this agreement;

10.2.6	to a company where a Seller is the beneficial owner provided that:

10.2.6.1	prior to the making of any such transfer, the transferee shall undertake to the Buyer by deed in a form reasonably acceptable to all of them to comply with all liabilities and obligations of the transferor under this agreement; and

10.2.6.2	if the transferee ceases to be beneficially owned by the Sellers, the Locked Shares transferred to the transferee shall be transferred back to the Sellers or a company where the Sellers is a beneficial owner; or

10.2.7	pursuant to an offer by the Buyer to purchase its own shares which is made on identical terms to all holders of the same class of shares as the Locked Shares and otherwise complies with the Companies Act 2006 and the rules of any recognised market on which the Buyer’s share capital is quoted or listed from time to time;

10.2.8	pursuant to any sale or transfer required by an order made by a court with competent jurisdiction;

10.2.9	pursuant to any scheme of reconstruction under section 110 of the Insolvency Act 1986 in relation to the Buyer; or

10.2.10	pursuant to any compromise or arrangement under Part 26 of the Companies Act 2006 which is agreed by the requisite majority of the members of the Buyer and sanctioned by the court.

10.3	Without prejudice and subject to clause 10.1, the Sellers further severally undertake to the Buyer, that he shall not during the period between the Hard Lock Date and the second anniversary of Completion effect a Share Transfer except through the Buyer’s broker in such orderly market manner as is reasonably required by Buyer.

10.4	The Sellers severally agree that if any of the Locked Shares are registered in the name of any other person prior to the Hard Lock Date, he shall procure that such person complies (so far as he is reasonably able) with such obligations as though he were a party to this agreement.

10.5	The provisions of this agreement are without prejudice to any obligations following Completion which the Sellers may have from time to time pursuant to any code for dealings in securities adopted by the Buyer in connection with or as required by the AQSE Rules, the Market Abuse Regulation or otherwise, and as a shareholder of the Buyer under the Criminal Justice Act 1993 (as amended) and Financial Services and Markets Act 2000 (as amended).

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11	CONFIDENTIAL INFORMATION

11.1	Each of the Sellers undertakes with the Buyer (for itself and for the benefit of the Company) that he will:

11.1.1	not use or disclose to a person Confidential Information he has or acquires; and

11.1.2	make every effort to prevent the use or disclosure of Confidential Information.

11.2	Clause 11.1 does not apply to:

11.2.1	disclosure of Confidential Information to a director, officer or employee of the Buyer or the Company whose function requires him to have the Confidential Information;

11.2.2	use or disclosure of Confidential Information required to be used or disclosed by law or by AQSE or by any governmental or regulatory body but only to the extent required by law;

11.2.3	disclosure of Confidential Information to an adviser for the purpose of advising the Sellers but only on terms that clause 11.1 applies to use or disclosure by the adviser; or

11.2.4	Confidential Information which becomes publicly known except by a breach of clause 11.1

12	SELLERS’ REPRESENTATIVE

12.1	For the purposes of this Agreement the representatives of the Sellers shall be together the Sellers’ Representative or, in the event of the death or disability of either of them, the other alone. Any decision which is required to be made and/or any document which is required to be signed by or, subject to clause 13, delivered to the Sellers (as the case may be) for the purposes of this Agreement shall be deemed to have been duly made or signed or delivered if it is agreed or (as the case may be) signed by the Sellers’ Representative (as the case may be).

12.2	Any consent or agreement or direction or waiver of the Sellers which is required or contemplated by this Agreement may be given or made by the Sellers’ Representative and if so given or made by the Sellers’ Representative shall be binding upon all of the Sellers.

12.3	The Sellers’ Representative shall not be liable to the Sellers for any act done or omitted hereunder as the Sellers’ Representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Sellers shall severally indemnify the Sellers’ Representative and hold them harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Sellers’ Representative and arising out of or in connection with the acceptance or administration of its duties hereunder.

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13	NOTICES

13.1	Any notice given under this agreement shall be in writing in the English language and signed by or on behalf of the party giving it and shall be served by sending it to the party due to receive it by any of the following methods:

13.1.1	delivering it by hand; or

13.1.2	sending it by pre-paid first class post or other next working day delivery service providing proof of postage;

13.1.3	sending it by pre-paid airmail providing proof of postage in the case of an address for service outside the United Kingdom); or

13.1.4	sending it by reputable overnight courier.

13.2	For the purposes of clause 13.1, a notice shall be sent to the address for that party set out in this agreement or to such other as was last notified in writing to the other party, or to the following addresses:

Rogue Baron

Address	:	78 Pall Mall, London, SW1Y 5ES

Email	:	hharris@nivaliscapital.com

For the attention of	:	Hamish Harris

Jason Drummond

Address	:	24 Hesper Mews, London SW5 0HH

Email	:	j@j4.uk

For the attention of	:	Jason Drummond

Juan Vintimilla

Address	:	24 Hesper Mews, London SW5 0HH

Email	:	juanchovintimilla@me.com

For the attention of	:	Juan Vintimilla

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13.3	Subject to clause 13.1, in the absence of evidence of earlier receipt, any notice given pursuant to this clause shall be deemed to have been received:

13.3.1	if delivered by hand, at the time of actual delivery to the address referred to in clause 13.2;

13.3.2	in the case of pre-paid first class post or other next working day delivery service providing proof of postage, two Business Days after the date of posting;

13.3.3	in the case of pre-paid airmail providing proof of postage, five Business Days after the date of posting; and

13.3.4	in the case of a reputable overnight courier, five Business Days after collection by the courier provided that delivery in at least five Business Days was guaranteed at the time of sending and the sending party receives a confirmation of delivery from the courier.

13.4	If deemed receipt occurs before 9.00am on a Business Day, the notice shall be deemed to have been received at 9.00am on that day and if deemed receipt occurs after 5.00pm on a Business Day or on any day which is not a Business Day, the notice shall be deemed to have been received on the next Business Day.

13.5	For the avoidance of doubt, notice given under this agreement shall not be validly served if sent by e-mail or by means of a website.

13.6	Notwithstanding any other provision of this agreement, each of the Sellers agrees that any notice to be given to or by all of the Sellers pursuant to this agreement shall be deemed to have been properly given if it is given in accordance with clause 13.1

13.7	Any notice to be given pursuant to this agreement to any party which consists of two or more persons shall be deemed to have been properly given if it is given to whichever of such persons is named first at the head of this agreement.

13.8	Where a party to this agreement dies or is declared bankrupt, notice may be given to the person entitled to that party’s rights by transmission by addressing it to that person by name or by the title of representative of the deceased party or trustee of the bankrupt party (or by similar designation) at an address in the United Kingdom supplied for that purpose by the person claiming to be entitled by transmission. Until an address has been supplied, a notice or other document may be served as set out in this clause 13 as if the death or bankruptcy had not occurred.

14	GENERAL

14.1	No announcement shall be made in respect of the subject matter of this agreement unless it is specifically agreed between the parties or is required by law or by a relevant stock exchange.

14.2	No party shall assign, transfer, charge, make the subject of a trust or deal in any other manner with this agreement or any of its rights under this agreement without the prior written consent of the others except that the Buyer may assign the benefit of any provision to which it is entitled from time to time, in whole or in part and without restriction, at any time.

14.3	This agreement shall be binding on and shall enure for the benefit of each party’s successors and permitted assignees.

14.4	Any person to whom the benefit of any provision of this agreement is assigned in accordance with clause 14.2 and each person falling within the category of persons described in clause 14.3 shall be entitled under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement which confers (expressly or impliedly) any benefit on any such person but, save as aforesaid, a person who is not a party to this agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce a provision of this agreement.

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14.5	In accordance with the exception contained in regulation 4(i) of the Business Contract Terms (Assignment of Receivables) Regulations 2018 (Regulations), this is the statement required by regulation 4(i) of the Regulations that this agreement is “a contract which is entered into for the purposes of, or in connection with, the acquisition, disposal or transfer of an ownership interest in a firm, wherever it is incorporated or established, or of a business or undertaking or part of a business or undertaking” and the provisions of this agreement (and all contracts and agreements and arrangements entered into pursuant to it) are excluded to the fullest extent legally permitted from Regulation 2 of the Regulations.

14.6	A variation of this agreement is valid only if it is in writing and signed by or on behalf of each party. The Buyer and the Sellers shall not be required to obtain the consent of the Company or any other third party on whom a benefit is conferred under this agreement to the termination or variation of this agreement or to the waiver or settlement of any right or claim arising under it.

14.7	The failure or delay in exercising a right or remedy provided by this agreement or by law does not constitute a waiver of that (or any other) right or remedy. No single or partial exercise of a right or remedy provided by this agreement or by law prevents the further exercise of that (or any other) right or remedy.

14.8	The Buyer’s rights and remedies contained in this agreement are cumulative and not exclusive of any rights or remedies provided by law.

14.9	Except to the extent that they have been performed or where this agreement provides otherwise, the obligations contained in this agreement remain in force after Completion.

14.10	This agreement, together with all agreements entered into or to be entered into pursuant to the terms of this agreement, constitutes the entire agreement between the parties in connection with the matters dealt with therein and (save in respect of fraudulent misrepresentation) supersedes and extinguishes all previous agreements between the parties (whether orally or in writing) in connection with the matters dealt with therein.

14.11	If a Seller is required by law to make a deduction or withholding in respect of any sum payable under this agreement such sum shall be increased by such additional amount as will ensure that after such deduction or withholding (as the case may be) the Buyer will receive the same amount as it would have received in the absence of any such deduction or withholding.

14.12	If any tax authority (including without limitation HM Revenue & Customs) charges to tax any sum paid by any of the Sellers under or pursuant to this agreement then that Seller shall pay such additional amount as will ensure that the total amount paid, less the tax chargeable on such amount, is equal to the amount that would otherwise be payable under this agreement.

14.13	Each provision of this agreement is severable and distinct from the others. If any provision is or at any time becomes to any extent or in any circumstances invalid, illegal or unenforceable for any reason, it shall to that extent or in those circumstances be deemed not to form part of this agreement but (except to that extent or in those circumstances in the case of that provision) the validity, legality and enforceability of that and all other provisions of this agreement shall not be affected or impaired and shall remain valid and enforceable.

14.14	This agreement may be executed in any number of counterparts each of which when executed and delivered is an original but all the counterparts together shall constitute the same document.

14.15	Delivery of a copy of this agreement showing an executed signature page of a counterpart by AdobeTM Portable Document Format (PDF) sent by electronic mail shall take effect as delivery of an executed counterpart of this agreement. If such method is adopted, without prejudice to the validity of this agreement, each party shall provide the others with a hard copy original of that executed counterpart as soon as reasonably practicable thereafter.

14.16	This Agreement may be entered into via DocuSign or Adobe Sign execution once all parties have executed this Agreement and the other Transaction Documents with the Buyer’s Solicitors and Seller’s Solicitors agreeing Completion is to take place. Transmission of an executed counterpart document or a document using a web-based e-signature platform such as DocuSign or Adobe Sign shall take effect as the transmission of a wet ink” counterpart document or document.

14.17	This agreement shall be governed by and construed in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the English courts.

IN WITNESS whereof the parties have executed this agreement as a deed and it is hereby delivered on the day and year first before written.

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SCHEDULE 1 - THE SELLERS

(1) Name and Address	(3) Consideration	Consideration shares
Jason Drummond	£50,000	10,000,000
Juan Vintimilla	£20,000	4,000,000
Total:	£70,000	14,000,000

SCHEDULE 2 - IP REGISTER

UK

Trade mark number UK00003356518

China TMZC35073594ZCSL01

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EXECUTED AND DELIVERED AS A DEED by JASON DRUMMOND in the presence of:	) )

Witness signature

Witness name

Witness address

Witness occupation

EXECUTED AND DELIVERED AS A DEED by JUAN VINTIMILLA, in the presence of:	) )

/s/ Cornelio Vintimilla	Witness signature

Cornelio Vintimilla	Witness name

Borrero 8-44	Witness address

Manager	Witness occupation

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EXECUTED AND DELIVERED AS A DEED by ROGUE BARON PLC acting by Hamish Harris, a director, in the presence of:	) )

/s/ Bridget Trim	Witness signature

Bridget Trim	Witness name

78 PALL MALL, LONDON, SW1Y 5ES	Witness address

CLIENT SERVICES	Witness occupation

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